UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported):  October 24, 2008

Senesco Technologies, Inc.

(Exact Name of Registrant as Specified in Charter)

Delaware	001-31326	84-1368850
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

303 George Street, Suite 420, New Brunswick, New Jersey		08901
(Address of Principal Executive Offices)		(Zip Code)

(732) 296-8400

(Registrant’s telephone number,

including area code)

Not applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425).

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12).

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b)).

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)).

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Directors.

On October 24, 2008, upon the recommendation of the Nominating and Corporate Governance Committee (the “Nominating Committee”) of the Board of Directors (the “Board”) of Senesco Technologies, Inc. ( the “Company”), the Board increased the size of the Board from eight (8) members to nine (9) members, and appointed Harlan Waksal M.D. to fill such vacancy.  Dr. Waksal, 55, will serve until the Annual Meeting of Stockholders of the Company to be held in December 2008.

From July 2003 to present, Dr. Waksal has been the President and Sole Proprietor of Waksal Consulting L.L.C., which provides strategic business and clinical development counsel to biotechnology companies.  Dr. Waksal co-founded the biotechnology company, ImClone Systems Inc., in 1984.  From March 1987 through July 2003, Dr. Waksal had served in various senior roles for ImClone Systems Inc. as follows:  March 1987 through April 1994 – President; April 1994 through May 2002 – Executive Vice President and Chief Operating Officer;  May 2002 through July 2003 – President, Chief Executive Officer and Chief Operating Officer.  Dr. Waksal also served as a director of ImClone Systems Inc. from March 1987 through January 2005.  Dr. Waksal is the Chairman of the New Jersey Region of the American Committee for the Weizmann Institute  of Science, and he is also a member of the Boards of Trustees of The Montclair Art Museum, Oberlin College and the American Committee for the Weizmann Institute of Science.  Dr. Waksal received a Bachelor of Arts in Biology from Oberlin College and an M.D. from Tufts University School of Medicine.

The Board determined that Dr. Waksal has no relationship with the Company or its subsidiaries, either directly or indirectly, that would be inconsistent with a determination of independence under the applicable rules and regulations of the NYSE Alternext or the Securities and Exchange Commission.

The Board is in the process of determining which committees Dr. Waksal shall serve upon, if any.

Dr. Waksal will receive compensation consistent with that awarded, as previously disclosed in the Company’s proxy statement, to other Board members for his duties performed in serving on the Board.

Neither Dr. Waksal nor any member of his immediate family has engaged, directly or indirectly, in any transaction, or series of similar transactions, with the Company or any of its subsidiaries since June 30, 2008 in which the amount involved exceeds $120,000.  In addition, Dr. Waksal does not have any family relationship with any executive officer or director of the Company.

On October 29,2008, the Company issued a press release announcing the appointment of Dr. Waksal to serve as director of the Company.  A copy of the press release is attached as Exhibit 99.1 to this Current Report on Form 8-K.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

99.1	Press Release issued by Senesco Technologies, Inc. on October 29, 2008 announcing the appointment of Dr. Waksal to serve as a director of the Company.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

SENESCO TECHNOLOGIES, INC.

Dated: October 29, 2008	By:	/s/ Bruce Galton
	Name:	Bruce Galton
	Title:	President and Chief Executive Officer